UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2006

Larrea Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50281	68-0507505
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4119 Montrose, Suite 230, Houston, Texas		77006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-695-0096

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Management of Larrea Biosciences Corporation (the "Company") has successfully re-negotiated the initial Oct. 6, 2004 loan of $1,000,000 with SMI RE Ltd., effective April 14, 2006. Under the terms of the modification agreement, the original note, which was to become due on December 31, 2005, has been modified to reflect a new maturity date of July 30, 2006. Accrued interest of $60,905.11 has been rolled into the new note, as well as additional funds of $74,437.89, which were advanced to the company by SMI RE Ltd., bringing the total of the new note to $1,135,343.00. The interest rate charged under the new note, 8% per annum, remains the same as the rate of interest under the original note.

As with the original note, the company has pledged its assets to secure the payment of the new note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larrea Biosciences Corporation

April 17, 2006	By:	Peter P. Smetek, Jr.

Name: Peter P. Smetek, Jr.
Title: Chief Executive Officer